                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Sec. 240.14a-12

               Delaware Investments Dividend and Income Fund, Inc.
           Delaware Investments Global Dividend and Income Fund, Inc.
                Delaware Enhanced Global Dividend and Income Fund
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3.   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary proxy materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ____________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ____________________________________________________________

     3)   Filing Party:

          ____________________________________________________________

     4)   Date Filed:

          ____________________________________________________________

[DELAWARE INVESTMENTS LOGO]

                                                              2005 Market Street
                                                     Philadelphia, PA 19103-7094

FOR IMMEDIATE RELEASE

      THREE DELAWARE INVESTMENTS CLOSED END FUNDS ANNOUNCE AN AGREEMENT FOR
                          SALE OF DELAWARE INVESTMENTS

PHILADELPHIA,  August 19, 2009 - Today,  Lincoln  Financial  Group  (NYSE:  LNC)
announced that it signed a definitive stock purchase agreement to sell ownership of Delaware  Management  Holdings,  Inc. and its subsidiaries (also known by the marketing name of Delaware Investments),  including Delaware Management Company, manager to the Delaware  Investments(R)Family  of Funds,  to Macquarie  Group, a
global provider of banking, financial, advisory, investment and funds management services.  Delaware  Management  Company  is a  series  of  Delaware  Management
Business  Trust,  the investment  adviser to Delaware  Investments  Dividend and
Income Fund, Inc.,  Delaware  Investments Global Dividend and Income Fund, Inc.,
and Delaware  Enhanced Global Dividend and Income Fund (together,  the "Funds").
In connection with this  announcement,  the Funds' Boards of  Trustees/Directors
(the "Board") will meet to consider:  (1) new investment  management  agreements between Delaware  Management  Company and the Funds; and (2) the submission of a proposal to the Funds'  shareholders  to approve the new  investment  management agreements. The Funds will announce the Board's determinations in a future press release.

Delaware Investments Global Dividend and Income Fund, Inc.
Delaware  Investments  Global  Dividend and Income Fund,  Inc. is a diversified, closed-end  fund  that  trades  under  the  symbol  "DGF" on the New York  Stock
Exchange.  The Fund's  primary  investment  objective is to seek to provide high current income. Capital appreciation is a secondary objective of the Fund. There is no assurance that the Fund will achieve its investment objectives.

Delaware Investments  Dividend and Income Fund, Inc.
Delaware Investments Dividend and Income Fund, Inc. is a diversified, closed-end fund that  trades  under the symbol  "DDF" on the New York Stock  Exchange.  The
Fund's primary  investment  objective is to seek to provide high current income.
Capital appreciation is a secondary objective of the Fund. There is no assurance that the Fund will achieve its investment objectives.

Delaware Enhanced Global Dividend and Income Fund
Delaware  Enhanced Global Dividend and Income Fund is a diversified,  closed-end fund that  trades  under the symbol  "DEX" on the New York Stock  Exchange.  The
Fund's primary objective is to seek current income,  with a secondary  objective of capital  appreciation.  There is no assurance  that the Fund will achieve its investment objectives.

About Delaware Investments:
Delaware   Investments,   an  affiliate  of  Lincoln   Financial   Group,  is  a
Philadelphia-based diversified asset management firm with more than $120 billion in assets under management as of June 30, 2009. Through a broad range of managed accounts and portfolios,  mutual funds,  retirement accounts,  sub-advised funds and other investment products, Delaware Investments provides investment services to  individual  investors  and to  institutional  investors  such as private and public pension funds, foundations,  and endowment funds. Delaware Investments is the marketing name for Delaware Management Holdings,  Inc. and its subsidiaries.
For  more   information   on   Delaware   Investments,   visit  the  company  at
www.delawareinvestments.com  or for  shareholder  related  questions,  call  800
523-1918.  Lincoln  Financial  Group is the marketing name for Lincoln  National
Corporation  (NYSE:  LNC) and its  affiliates.  For more  information on Lincoln
Financial Group, visit www.lincolnfinancial.com.

                                     --###-

Media Contact:     Ayele Ajavon                      Laurel O'Brien
                   Media Relations                   Media Relations
                   Delaware Investments              Delaware Investments
                   215 255-1632                      484 583-1735
                   AAjavon@delinvest.com             Laurel.OBrien@lfg.com

Delaware  Investments  is the marketing name for Delaware  Management  Holdings,
Inc. and its subsidiaries.

www.delawareinvestments.com

785866-2